                                                                    Exhibit 10.2

                                 ZIX CORPORATION
                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the date set forth on the signature page attached hereto (the "Signature Page") with respect to the stock options granted by Zix Corporation, a Texas corporation (the "Company"), to the Optionee ("Optionee") listed on the signature page hereto.

      WHEREAS, the Company wishes to recognize the contributions of the Optionee to the Company and to encourage the Optionee's sense of proprietorship in the Company by owning the Common Stock, par value $.01 per share (the "Common Stock"), of the Company;

      NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Company hereby grants to the Optionee a non-qualified stock option ("Option") to purchase up to the total number of shares of the Common Stock set forth on the Signature Page at the price per share (the "Option Price") as set forth on the Signature Page on the terms and conditions and subject to the restrictions as set forth in this Agreement and the provisions of the applicable Zix Corporation stock option plan (which is incorporated herein by reference) (the "Plan"), which is referenced on the Signature Page. All defined terms contained herein shall have the meanings ascribed to them in the Plan, except as otherwise provided herein.

1.    DEFINITIONS.

      a. Disability. "Disability" shall mean any medically determinable physical or mental impairment that, in the opinion of the Committee, based upon medical reports and other evidence satisfactory to the Committee, can reasonably be expected to prevent the Optionee from performing substantially all of his or her customary duties of employment (with or without reasonable accommodation) for a continuous period of not less than 12 months.

      b. Resignation. "Resignation" shall mean the voluntary termination by the Optionee of his or her employment relationship with the employing Subsidiary and, if applicable, Company under circumstances other than voluntary Retirement.

      c. Retirement. "Retirement" shall mean the termination of Optionee's employment in accordance with the requirements of a written retirement plan, policy or rule of the Company that has been duly adopted by the Company or employing Subsidiary, as applicable.

2. TERM OF OPTION. The term of this Option shall expire on the expiration date set forth in the Signature Page (the "stated term"), except as such term may be otherwise shortened by the other provisions of the Plan or this Agreement.

                                       1
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3.    EXERCISE OF OPTION.

      a. Exercise. This Option shall become exercisable in increments as set forth in the Signature Page. Except as provided in the Plan, the Option shall not be exercisable unless Optionee shall, at the time of exercise, be an employee of the Company or a Subsidiary, and once the Option has become exercisable with respect to a certain number of shares as provided above, it shall thereafter be exercisable as to all of that number of shares, or as to any part thereof, until expiration or termination of this Option. However, this Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under this Option, if less than 100 shares).

      b. Adjustment. In the event there is any adjustment to the Common Stock the Board of Directors or Committee shall make such adjustment as it deems appropriate to the number of shares subject to the Option or to the Option Price, or both.

      c. Method of Exercise. This Option may be exercised only by written notice (the "Exercise Notice") by the Optionee to the Company at its principal executive office. The Exercise Notice shall be deemed given when deposited in the U. S. mails, postage prepaid, addressed to the Company at its principal executive office, or if given other than by deposit in the U.S. mails, when delivered in person to an officer of the Company at that office. The date of exercise of this Option (the "Exercise Date") shall be the date of the postmark if the notice is mailed or the date received if the notice is delivered other than by mail. The Exercise Notice shall state the number of shares in respect of which this Option is being exercised and, if the shares for which this Option is being exercised are to be evidenced by more than one stock certificate, the denominations in which the stock certificates are to be issued. The Exercise Notice shall be signed by the Optionee and shall include the complete address of such person, together with such person's social security number.

      This Option may be exercised either by tendering cash in the amount of the Option Price or, with the Company's consent, by tendering shares of Common Stock (which may include shares previously acquired upon exercise of options granted under the Plan). The Exercise Notice shall be accompanied by payment of the aggregate Option Price of the shares purchased by cash, a certified cashier's check or, at the Company's option, by delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Option Price.

      If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Company a fully- and duly-endorsed agreement evidencing such option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

                                       2
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      The certificates for shares of Common Stock as to which this Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered to the Optionee at the address specified in the Exercise Notice. An option exercise shall be valid only if the Optionee makes payment or other arrangements relating to the withholding tax obligations discussed in Paragraph
8. In the event the person exercising this Option is a transferee of the Optionee by will or under the laws of descent and distribution, the Exercise Notice shall be accompanied by appropriate proof of the right of such transferee to exercise this Option.

4.    TERMINATION OF OPTION.

      In the event an Optionee ceases to be an employee of either the Company or a Subsidiary of the Company due to death, Retirement, Resignation, Disability or termination by the Company for any reason other than "cause" (such five events each being a "Qualified Termination"), this Option may be exercised by the Optionee or his or her estate, personal representative or beneficiary to the fullest extent that the Optionee was entitled to exercise the same on the day immediately prior to such termination (i) at any time within the one-year period commencing on the day next following such termination if such termination is due to the death of the Optionee; (ii) at any time within the thirty-day period commencing on the day next following the effective date of such termination if such termination is due to the Resignation of the Optionee; or (iii) at any time within the six-month period commencing on the day next following such termination in the case of any other Qualified Termination (or in any such case in (i), (ii) or (iii) above, if shorter, only for the remaining stated term of this Option). In the event that the Optionee's employment is terminated for any reason other than a Qualified Termination, this Option shall automatically expire simultaneously with such termination. For purposes of this Paragraph, "cause" shall have the meaning given such term in the Severance Agreement, dated July 1, 2003, between Optionee and the Company. For purposes of this Agreement, Optionee shall be considered to be an employee of the Company until the expiration of the "consulting period," as such term is defined in Section 8 of the Employment Agreement, dated June 1, 2004, between the Company and Optionee.

      After the Optionee's death, this Option shall be exercisable only by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's rights shall have passed by the Optionee's will or under the laws of descent and distribution of the state where the Optionee was domiciled at the date of death.

5. NO RIGHTS AS SHAREHOLDER. Neither the Optionee nor any person claiming under or through the Optionee shall be or have any rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of this Option, unless and until certificates representing such shares shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

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6.    STATE AND FEDERAL SECURITIES REGULATION. No shares shall be issued by the
Company upon the exercise of this Option unless and until any then-applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel. The Company may suspend for a reasonable period or periods the time during which this Option may be exercised if, in the opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of shares of Common Stock subject to this Option. This Option is subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares of common stock subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of this Option or the issue or purchase of shares under this Option, this Option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Company shall determine, in its discretion, that such action would not be in the best interest of the Company. The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock subject to an option upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body with respect to the granting or exercise of this Option or the issue or purchase of shares under this Option.

7. MODIFICATION OF OPTIONS. At any time and from time-to-time the Committee may execute an instrument providing for modification, extension, or renewal of any outstanding option, provided that no such modification, extension or renewal shall impair this Option in any respect without the written consent of the holder of this Option.

8. WITHHOLDING OF TAXES. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any option, including, but not limited to, the withholding of the issuance of all or any portion of the shares of Common Stock subject to this Option until the Optionee reimburses the Company or the applicable Subsidiary for the amount the Company or the applicable Subsidiary is required to withhold with respect to such taxes, canceling any portion of the issuance in an amount sufficient to reimburse the Company or the applicable Subsidiary for the amount it is required to so withhold, or taking any other action reasonably required to satisfy the withholding obligation of the Company or the applicable Subsidiary.

9. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Agreement, the Plan or any document describing it nor the grant of an option shall give the Optionee the right to continue in employment with the Company or any of its Subsidiaries or affect the right of the Company or a Subsidiary to terminate the employment of the Optionee with or without cause.

                                       4
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10.   NON-COMPETITION COVENANTS.

      a. The provisions of this subparagraph a. shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while Optionee is employed by the Company or any Subsidiary. Optionee shall not directly or indirectly (i) engage in any employment, business, or activity that is competitive with the business of the Company or any Subsidiary, (ii) assist any other person or organization in competing with, or in preparing to engage in competition with, the business of the Company or any Subsidiary. Direct competition shall include, but not be limited to, the design, development, production, promotion or sale of products, software, or services competitive with those of the Company or any Subsidiary. In addition, Optionee shall not directly or indirectly (i) engage in any employment, business, or activity that is competitive with either (A) the proposed business of the Subsidiary that employs Optionee ("Employing Subsidiary") or (B) any proposed business of any of the Company's other Subsidiaries (the "Non-Employing Subsidiaries") of which Optionee has actual knowledge, or (ii) assist any other person or organization in competing with, or in preparing to engage in competition with, either (A) the proposed business of the Employing Subsidiary or (B) any proposed business of any Non-Employing Subsidiary of which Optionee has actual knowledge.

      b. The provisions of this subparagraph b. shall apply during Optionee's employment with the Company or any Subsidiary and for a period of six months after Optionee ceases to be employed by the Company or any Subsidiary. Optionee shall not directly or indirectly solicit to conduct any Competitive Business with, or conduct any Competitive Business with, any (i) then-current customer of the Employing Subsidiary or (ii) any person that has been a customer of the Employing Subsidiary within the six months prior to the time of Optionee's separation from employment. The phrase "Competitive Business" means the line(s) of business(es) conducted by the Employing Subsidiary.

      c. The provisions of this subparagraph c. shall apply during Optionee's employment with the Company or any Subsidiary and for a period of 12 months after Optionee's separation from employment. Optionee shall not directly or indirectly solicit to hire, or cause to be hired, any employee of the Company or any Subsidiary as an employee or agent of, or consultant to, any business enterprise that Optionee is associated with.

      d. Each non-competition covenant of Optionee contained in the preceding provisions of this Paragraph 10 (the "non-competition covenant") shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action of Optionee against the Company or any Subsidiary, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any Subsidiary of such non-competition covenant.

      e. The Company and Optionee have in good faith used their best efforts to make each non-competition covenant contained in the preceding provisions of this Paragraph 10 reasonable in both scope and in duration. It is not anticipated, nor is it intended, by either party

                                       5
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to this Agreement that any court or other tribunal having jurisdiction over the matter will find it necessary to reform any non-competition covenant to make it reasonable in both scope and in duration, or otherwise. If any non-competition covenant is deemed by a tribunal having jurisdiction over the matter to be unlawful or unenforceable, such provision will be deemed severable from this Agreement and such provision will be limited or eliminated to the minimum extent necessary so that the remaining provisions of this Agreement shall otherwise remain in full force and effect and be enforceable. Furthermore, in lieu of such unlawful or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms as may be possible and be enforceable.

      f. Optionee is agreeing to the provisions of this Paragraph 10 in consideration of the grant of this Option. The provisions of this Paragraph 10 shall be valid and enforceable by the Company and its Subsidiaries, regardless of whether or not any of this Option granted hereunder actually becomes exercisable, or whether or not Optionee actually exercises any rights under this Option. In the event of any conflict or inconsistency between any provision of this Paragraph 10 and any similar or analogous provision of any other agreement (either currently in effect or that may be entered into in the future) between Optionee, on the one hand, and the Company or any Subsidiary, on the other hand, whichever provision is most favorable to the Company or such Subsidiary shall govern.

11. OPTION ISSUED PURSUANT TO PLAN. This Option is issued pursuant to and subject to the terms and conditions and the restrictions as set forth in the Plan, and in the event of any inconsistency, the provisions of the Plan shall govern, provided that no amendment shall be made to the Plan subsequent to the date hereof that impairs the Optionee's rights under this Option without the Optionee's written consent.

12. NO LIABILITY OF OPTION. This Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.

13. NO ASSIGNMENT. This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by Optionee. Without limiting the generality of the foregoing, this Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process, without the prior written consent of the Company. Any attempted assignment, transfer, pledge, or hypothecation contrary to the provisions hereof shall be void and ineffective for all purposes.

14. GOVERNING LAW. This Agreement has been executed in, and shall be deemed to be performable in, Dallas, Dallas County, Texas. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding its conflict of laws rules). The parties further agree that the courts of the State of Texas, and any courts whose jurisdiction is derivative on the jurisdiction of the courts of the State of Texas, shall have personal jurisdiction over all parties to this Agreement.

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15.   ENTIRE AGREEMENT. By signing the Signature Page, the Optionee agrees to the terms of this Option. Except for the Plan, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

16. NOTICE. Other than any Exercise Notice, any notice required or permitted to be given under the Plan or this Agreement shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid, (i) if to the Optionee, at the address shown on the books and records of the Company or at the Optionee's place of employment, or
(ii) if to the Company, at 2711 N. Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960: Attention: Treasurer, or any other address that may be given by either party to the other party by notice pursuant to this Paragraph. Any notice other than any Exercise Notice, if sent by registered or certified mail, shall be deemed to have been given when received.

                                   ZIX CORPORATION

                                   By: /s/ Bradley C. Almond
                                       ---------------------------------
                                       Bradley C. Almond
                                       Vice President, Chief Financial
                                       Officer and Treasurer

                                       7
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                                                                  [ZIXCORP LOGO]

                                 Signature Page
                                       To
                     Zix Corporation Stock Option Agreement

Effective Date of Grant:  JUNE 1, 2004

Name of Optionee:         NUTKIS, DAN

No. of Shares:            164,000

Exercise Price:           $8.50

Name of Plan:             ZIX CORPORATION 2004 STOCK OPTION PLAN

Expiration Date:           MAY 31, 2009

Vesting Schedule:

                                     Date Upon Which Right
Number of Shares                      To Purchase Accrues
----------------                      -------------------
 13,666                              15-JUN-04
 13,666                              15-JUL-04
 13,666                              15-AUG-04
 13,666                              15-SEP-04
 13,667                              15-OCT-04
 13,667                              15-NOV-04
 13,667                              15-DEC-04
 13,667                              15-JAN-05
 13,667                              15-FEB-05
 13,667                              15-MAR-05
 13,667                              15-APR-05
 13,667                              15-MAY-05

/s/ Dan Nutkis                          Date: 7/30/04
-----------------------------
Optionee Signature

Sign and return to:
ZixCorporation, 2711 N. Haskell Avenue, Suite 2300, Dallas, Texas 75204-2960
Attn: Human Resources Department